DXP ENTERPRISES, INC.

7272 Pinemont

Houston, Texas 77040

713/996-4700

May 3, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of DXP Enterprises, Inc. to be held at 9:00 a.m., Central Daylight Time, on Tuesday, June 1, 2004, at our offices, 7272 Pinemont, Houston, Texas 77040.

This year you will be asked to consider a proposal concerning the election of directors and a proposal concerning an amendment to the 1999 Employee Stock Option Plan. These matters are explained more fully in the attached proxy statement, which you are encouraged to read.

The Board of Directors recommends that you approve the proposals and urges you to return your signed proxy card at your earliest convenience, whether or not you plan to attend the annual meeting.

Thank you for your cooperation.

Sincerely,

David R. Little

Chairman of the Board,

President and Chief Executive Officer

DXP ENTERPRISES, INC.

7272 Pinemont

Houston, Texas 77040

Notice of Annual Meeting of Shareholders to be Held June 1, 2004

The Annual Meeting of the Shareholders of DXP Enterprises, Inc., a Texas corporation, will be held on Tuesday, June 1, 2004, at 9:00 a.m., Central Daylight Time, at the DXP Enterprises, Inc. offices at 7272 Pinemont, Houston, Texas 77040, for the following purposes:

(1) To elect four directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified; and

(2) To approve an amendment to the 1999 Employee Stock Option Plan to increase by 400,000 the number of shares of common stock reserved for issuance under the 1999 Plan.

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

The holders of record of Common Stock, Series A Preferred Stock and Series B Preferred Stock at the close of business on April 5, 2004, will be entitled to vote at the meeting.

By Order of the Board of Directors,

Mac McConnell, Secretary

May 3, 2004

DXP ENTERPRISES, INC.

Proxy Statement

For Annual Meeting of Shareholders

to be Held June 1, 2004

This Proxy Statement is furnished to the shareholders of DXP Enterprises, Inc., 7272 Pinemont, Houston, Texas 77040 (Tel. No. 713/996-4700), in connection with the solicitation by the Board of Directors of DXP (the "Board") of proxies to be used at the annual meeting of shareholders to be held on Tuesday, June 1, 2004, at 9:00 a.m., Central Daylight Time, at the DXP offices, 7272 Pinemont, Houston, Texas 77040, or any adjournment thereof.

Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted for the director nominees listed therein. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Corporate Secretary at 7272 Pinemont, Houston, TX 77040 at or prior to the meeting. This Proxy Statement and accompanying form of proxy are to be mailed on or about May 3, 2004, to shareholders of record on April 5, 2004 (the "Record Date").

At the close of business on the Record Date, there were outstanding and entitled to vote 4,070,520 shares of Common Stock, 1,122 shares of Series A Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), and 15,000 shares of Series B Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), and only the holders of record on such date are entitled to vote at the meeting.

The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to such holders at the meeting. The holders of record of Series A Preferred Stock and Series B Preferred Stock on the Record Date will be entitled to one-tenth of one vote per share on each matter presented to such holders at the meeting voting together with the holders of Common Stock as a single class. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock is necessary to constitute a quorum for the transaction of business at the meeting.

Shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a class, held by shareholders present in person or represented by proxy, including shares held by shareholders that abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present at the meeting.

If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the meeting, the broker cannot vote the shares, although they will be counted in determining whether a quorum is present. Accordingly, these broker non-votes and abstentions would not be treated as a vote for or against a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of directors).

The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a class and entitled to vote at the meeting is required for the election of directors. The affirmative vote of the holders of shares representing at least a majority of the votes cast by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a class and entitled to vote at the meeting is required for the amendment of our 1999 Employee Stock Option Plan and other matters to be voted upon at the meeting.

MATTERS TO COME BEFORE THE MEETING

Proposal 1: Election of Directors

At the meeting, four directors are to be elected for a one-year term expiring at the 2005 Annual Meeting of Shareholders.

The holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, are entitled to elect the four nominees for election to the Board. All directors hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

It is the intention of the persons named in the proxies for the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Management does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board. In accordance with DXP's by-laws and Texas law, a shareholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, present in person or by proxy at the meeting and entitled to vote on the election of directors, will be elected directors.

The persons listed below have been nominated for election to fill the four director positions to be elected by the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.

NOMINEE	AGE	POSITION	SINCE
David R. Little	52	Chairman of the Board, President and Chief Executive Officer	1996

Cletus Davis	74	Director	1996

Kenneth H. Miller	65	Director	1996

Timothy P. Halter	38	Director	2001

Information Regarding Nominees and Directors

Background of Nominees for Director

David R. Little. Mr. Little has served as Chairman of the Board, President and Chief Executive Officer of DXP since its organization in 1996 and also has held these positions with SEPCO Industries, Inc., a wholly owned subsidiary of the Company ("SEPCO"), since he acquired a controlling interest in SEPCO in 1986. Mr. Little has been employed by SEPCO since 1975 in various capacities, including Staff Accountant, Controller, Vice President/Finance and President.

Cletus Davis. Mr. Davis has served as a Director of DXP since 1996. Mr. Davis is an attorney practicing in the areas of commercial real estate, banking, corporate, estate planning and general litigation and is also a trained mediator. From May 1988 to February 1992, Mr. Davis was a member of the law firm of Wood, Lucksinger & Epstein. Since March 1992, Mr. Davis has practiced law with the law firm of Cletus Davis, P.C.

Timothy P. Halter. Mr. Halter has served as a Director of DXP since July 2001. Mr. Halter is the President of Halter Financial Group, Inc., a position he has held since 1995. Halter Financial Group is a Dallas, Texas based consulting firm specializing in the areas of mergers, acquisitions and corporate finance. During 2001, 2002, and 2003, Mr. Halter was also a Registered Representative with Founder's Equity Securities, Inc., a NASD member firm. In 2003, Mr. Halter terminated his relationship with Founder's Equity Securities, Inc. During February 2004, Mr. Halter became President of Boulder Acquisition Corp., a public company which is listed on the over the counter bulletin board and is not currently conducting business operations.

Kenneth H. Miller. Mr. Miller has served as a Director of DXP since 1996. Mr. Miller also served as a Director of SEPCO from April 1989 to 1996. Mr. Miller is a Certified Public Accountant and has been a solo practitioner since 1983.

Corporate Governance and Other Board Matters

DXP is committed to having sound corporate governance principles. Having such principles is essential to running DXP's business efficiently and to maintain DXP's integrity in the marketplace.

Code of Ethics

DXP has adopted a code of business conduct and ethics for directors, officers (including DXP's principal executive officer, principal financial officer and controller) and employees, known as the Business Ethics Policy. The Business Ethics Policy is available on DXP's website at "http://www.DXPE.com. DXP intends to post amendments to or waivers, if any, from its Business Ethics Policy (to the extent applicable to DXP's principal executive officer, principal financial officer or controller, or persons performing similar functions) at the same location on the DXP website.

Board Independence

The Board has determined that each of the current directors standing for re-election, except the Chairman of the Board and Chief Executive Officer, has no material relationship with DXP (either directly or as a partner, shareholder or officer of an organization that has a relationship with DXP) and is "independent" within the requirements of the NASDAQ listing standards. Furthermore, the Board has determined that each of the members of each of the committees has no material relationship with DXP (either directly or as a partner, shareholder or officer of an organization that has a relationship with DXP) and is "independent" within the requirements of the NASDAQ listing standards.

Board Structure and Committee Composition

The Board has established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. During the fiscal year ended December 31, 2003, the Board of Directors met four times, the Compensation Committee met four times and the Audit Committee met four times. Each director attended all of the meetings of the Board of Directors and committees of which he is a member. The Nominating and Governance Committee was established in 2004 and has not yet met. DXP does not have a policy regarding director attendance at annual meetings of DXP shareholders. One director attended the last meeting of shareholders.

Messrs. Davis, Miller and Halter are members of the Audit Committee, Compensation Committee and Nominating and Governance Committee.

Audit Committee

DXP has a separately-designated standing Audit Committee, which assists the Board in fulfilling its responsibilities for general oversight of the integrity of DXP's financial statements, DXP's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, and the performance of DXP's independent auditors. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter; appoints, evaluates and determines the compensation of DXP's independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews DXP's disclosure controls and procedures, internal controls, internal audit function, and corporate policies with respect to financial information; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on DXP's financial statements. The Audit Committee works closely with management as well as DXP's independent auditors. The Audit Committee has the further responsibility of overseeing DXP's Business Ethics Policy. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from DXP for outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The Board has determined that Audit Committee member Kenneth H. Miller is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended and is independent within the meaning of the NASDAQ listing standards. The report of the Audit Committee is included herein on page 16. The charter of the Audit Committee is included herein as Appendix A.

Compensation Committee

The Compensation Committee discharges the Board's responsibilities relating to compensation of DXP's executive officers and directors; produces an annual report on executive compensation for inclusion in DXP's proxy statement; provides general oversight of equity compensation plans; and retains and approves the terms of the retention of any compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include: reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving employment agreements for executive officers; approving and amending DXP's incentive compensation for executive officers and stock option programs (subject to shareholder approval if required); recommending to the Board director compensation; monitoring director and executive stock ownership; and annually evaluating its charter.

The report of the Compensation Committee is included herein beginning on page 11.

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board's duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to shareholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; coordinating and assisting management and the Board in recruiting new members to the Board; annually, and together with the Chairman of the Compensation Committee, evaluating the performance of the Chairman of the Board and CEO and presenting the results of the review to the Board and to the Chairman and CEO; reviewing and recommending proposed changes to DXP's charter or bylaws and Board committee charters; recommending Board committee assignments; reviewing governance-related shareholder proposals and recommending Board responses; and conducting a preliminary review of director independence and the financial literacy and expertise of Audit Committee members.

The charter for the Nominating and Governance Committee is available on DXP's website at http://www.dxpe.com.

Consideration of Shareholder Nominations

The policy of the Nominating Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "Director Qualifications." Any shareholder nominations proposed for consideration by the Nominating Committee in accordance with DXP's Bylaws and the Nominating and Governance Committee Charter should include the nominee's name and qualifications for board membership and should be addressed to:

Corporate Secretary

DXP Enterprises, Inc.

7272 Pinemont

Houston, TX 77040

Director Qualifications

Members of the Board should have the highest professional and personal ethics and values, consistent with longstanding DXP values and standards. They should have broad experience at the policy-making level in business, government, education or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current board members, professional search firms, shareholders, or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. The Nominating and Governance Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting prior to the issuance of the proxy statement for DXP's annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee will review materials provided in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board.

Executive Sessions

Executive sessions of non-management directors will be held at least two times a year. The sessions will be scheduled and chaired by the Chair of the Audit Committee. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board

Securityholders may communicate with the Board by submitting an e-mail to the attention of the Board of Directors at "mailto:hr@dxpe.com" or by mailing correspondence to the Board of Directors c/o Human Resources, 7272 Pinemont, Houston, Texas 77040. All such correspondence will be forwarded to the Board. Communications that are intended specifically for non-management directors should be sent to the attention of the Audit Committee. All such correspondence will be forwarded to the Chairman of the Audit Committee.

Proposal 2. Approval of Amendment to 1999 Employee Stock Option Plan

We are asking you to approve an amendment to our 1999 Employee Stock Option Plan (the "1999 Plan"). The purpose of the amendment is to increase the number of shares of Common Stock we may issue under the 1999 Plan by 400,000 shares from 500,000 shares to 900,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OR PROPOSAL 2.

A summary of the 1999 Plan is set forth below. This summary is not a complete statement of the 1999 Plan and is qualified in its entirety by reference to the 1999 Plan, a copy of which is included as Appendix B, which reflects the proposed amendment.

General

The 1999 Plan provides for the grant of incentive stock options and nonstatutory stock options. Incentive stock options granted under the 1999 Plan are intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1999 Plan are not intended to qualify as incentive stock options under the Code.

Purpose

The purpose of the 1999 Plan is to provide a means by which employees and consultants of DXP may be given an opportunity to purchase our Common Stock. We believe that the 1999 Plan assists us in retaining the services of such persons, in securing and retaining the services of persons capable of advancing the interests of DXP and in providing incentives for such persons to exert maximum efforts for our success.

Administration

Pursuant to its authority to delegate administration of the 1999 Plan to a committee of one or more members of the Board, the Board has delegated such administration to its Compensation Committee. Therefore, as used herein, the "Board" refers to the Compensation Committee as well as to the Board itself. Subject to the provisions of the 1999 Plan, the Board may construe and interpret the 1999 Plan and determine the persons to whom and the dates on which options will be granted. Subject to the provisions of the 1999 Plan, it also may determine the number of shares of our Common Stock to be subject to each option, the exercise and vesting schedule, the exercise price, the type of consideration and other terms of the option.

The regulations under section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The 1999 Plan provides that directors serving on the committee shall be "outside directors' within the meaning of Section 162 (m). This limitation would exclude from the committee directors who are; (1) current employees of ours or of an affiliate of ours; (ii) former employees of ours or an affiliate of ours; (iv) directors currently receiving direct or indirect remuneration from us or an affiliate of ours in any capacity (other than as a director); and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director' under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Eligibility

The 1999 Plan generally is intended to benefit all of our employees and consultants. The individuals eligible to receive incentive stock options shall be the key employees of DXP, as determined by the Board from time to time. The individuals eligible to receive nonstatutory stock options are those persons, including employees, consultants, advisors and directors, who have substantial responsibility for the management and growth of DXP, as determined by the Board. The Board may not grant an incentive stock option under the 1999 Plan to any employee who, at the time of the grant, owns, (or is deemed to own) stock possessing more than 10% of the total combined voting power of us or any of our affiliates, unless the exercise price is least 110% of the fair market value of the Common Stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of our Common Stock with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year (under the 1999 Plan and any other plan of ours or our affiliates) may not exceed $100,000.

The maximum number of shares subject to options that may be issued to any one person under the 1999 Plan during any calendar year is 125,000 shares.

Stock Subject to the 1999 Plan

Under the proposed amendment, we have reserved an aggregate of 900,000 shares of our Common Stock for issuance under the 1999 Plan. As of March 15, 2004, there were 498,557 shares to be issued upon the exercise of outstanding options under the 1999 Plan and only 1,443 shares were available for future grant under the 1999 Plan from the 500,000 shares previously approved by our shareholders. If any options granted under the 1999 Plan expire or otherwise terminate without being exercised, the shares of our Common Stock not acquired pursuant to such options again become available for issuance under the 1999 Plan.

Terms of Options

Exercise Price; Payment. The exercise price of an option may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of the grant. In the case of any ten percent stockholder, the exercise price under an incentive stock option may not be less than 110% of the fair market value of the Common Stock on the date the incentive stock option is granted. As of April 5, 2004, the closing price of our Common Stock as reported on the Nasdaq National Market System was $4.10 per share. An option may be exercised at the time, in the manner, and subject to the conditions the Board specifies in the option agreement in its sole discretion. No option holder will have any rights as a stockholder with respect to Common Stock covered by the option until the date a certificate is issued for the Common Stock.

Term. Unless the option agreement specifies a shorter term, the term of options granted under the 1999 Plan will be 10 years or less, and such options generally will terminate one day less than three months after termination of the optionholder's service. If the option holder's termination is due to his or her retirement, disability or death, the option generally may be exercised (to the extent the option was exercisable at the time of the termination of service due to retirement, disability or death) at any time prior to the earlier of the option's expiration or one day less than one year after the option holder's retirement, disability or death. Unless the option agreement specifies otherwise, an option shall not continue to vest after the termination of the option holder's employment or affiliation relationship with us.

Restrictions on Transfer

The option holder may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. Unless the option agreement or a domestic relations court order specifies otherwise, the option holder may not transfer a nonstatutory stock option otherwise than by will or by the laws of descent and distribution.

Duration, Amendment and Termination

The Board may amend, suspend or terminate the 1999 Plan at any time or from time to time. Shareholders approved the 1999 Plan at our 1999 Annual Meeting of Shareholders. Shareholder approval of any amendment to the 1999 Plan must be sought if necessary under applicable laws or regulations. Shareholder approval also must be sought for any material amendment to the 1999 Plan. However, the Board may submit any other amendment under the 1999 Plan for shareholder approval at its discretion.

Federal Income Tax Information

Options granted under the 1999 Plan to persons subject to United States taxation generally have the following federal income tax consequences:

Incentive Stock Options. Incentive stock options granted under the 1999 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. To date, no incentive stock options have been granted under the 1999 Plan.

Except for the possible application of alternative minimum taxes, the federal income tax consequences associated with the exercise of an incentive stock option and the sale of shares of Common Stock acquired upon the exercise of the option are the same as if shares of Common Stock of any unrelated corporation were bought and sold by an investor. However, to receive this favorable tax treatment, the Common Stock acquired upon exercise of an incentive stock option must be held for certain periods discussed below. Incentive stock options must be exercised within certain time periods discussed below to qualify for this favorable tax treatment.

The grant of an incentive stock option under the 1999 Plan does not result in any federal income tax consequences. Unless subject to alternative minimum taxes in the year an incentive stock option is exercised, the option holder's exercise does not result in any income tax consequences so long as the incentive stock option is exercised (1) during the option holder's employment with us, (2) within one day less than three months after the termination of the option holder's employment with us, or (3) within the special exercise period that would apply in the event of death or disability.

The difference between the fair market value, on the date of exercise, of the Common Stock purchased under an incentive stock option and the price paid to buy the Common Stock generally must be included in the option holder's alternative minimum taxable income.

If shares of Common Stock acquired pursuant to the exercise of an incentive stock option are sold after the expiration of both (1) two years from the date of grant of the incentive stock option and (2) one year after the transfer of the shares to the option holder (the "Waiting Period"), the option holder will generally recognize long-term capital gain or loss on the sale.

If incentive stock option shares are disposed of prior to the expiration of the Waiting Period (an "Early Disposition") the option holder will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (1) the lesser of (a) the fair market value of the shares as of the date of exercise or (b) the amount realized on the sale, over (2) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain, short or long term, depending on the holding period for the shares of Common Stock. If the shares of Common Stock are sold for less than the option price, the option holder will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

DXP will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option or the sale of incentive stock option shares after the Waiting Period. If incentive stock option shares are disposed of in an Early Disposition, DXP will be entitled to deduct the amount of ordinary income recognized by the option holder.

Nonstatutory Stock Options. The grant of nonstatutory stock options under the 1999 Plan will not result in the recognition of any taxable income by the option holder. The option holder will recognize ordinary income on the date of exercise of the nonstatutory stock option equal to the difference between (1) the fair market value on the date of exercise and (2) the exercise price. The tax basis of these shares of Common Stock for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the nonstatutory stock option. The income reportable on exercise of the nonstatutory stock option is subject to federal tax withholding. Subject to the requirement of reasonableness, the provisions of section 162(m) of the Code and the satisfaction of a tax-reporting obligation, we will generally be entitled to a deduction in the amount reportable as income by the option holder on the exercise of a nonstatutory stock option.

Upon disposition of our Common Stock, the option holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the optionholder held our stock for more than one year.

Potential Limitation on Company Deductions. Under section 162(m) of the Code, our federal income tax deduction for certain compensation paid to designated executives is limited to $1 million per year. These executives include DXP's Chief Executive Officer and DXP's next four highest compensated officers. Section 162(m) of the Code provides an exception to this deduction for certain "performance based" compensation that meets certain requirements and are approved by a committee consisting solely of at least two "outside directors". The 1999 Plan is generally designed to satisfy the requirements of section 162(m) of the Code with respect to stock options granted under the 1999 Plan.

Participation in the 1999 Plan

The grant of stock options under the 1999 Plan to executive officers, including the executive officers named in the Summary Compensation Table set forth under "Executive Officers and Compensation - Summary of Compensation," is subject to the discretion of the Board. Since the 1999 Plan's inception, Messrs. Little, McConnell, Wappler and Vinson have been granted options to purchase 185,000, 100,000, 58,000 and 54,000 shares, respectively, from the 1999 Plan. Since the 1999 Plan's inception, all current executive officers as a group and all other employees as a group were granted as of March 15, 2004, options to purchase 397,000 and 164,057 shares, respectively. During this period, options to purchase an aggregate of 62,500 shares were cancelled. Since the 1999 Plan's inception, none of our outside directors has been granted options to purchase shares under the 1999 Plan. As of the date hereof, there has been no determination as to the future awards under the 1999 Plan. Accordingly, future benefits or amounts received are not determined.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 5, 2004, with respect to (i) persons known to DXP to be beneficial holders of five percent or more of either the outstanding shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, (ii) named executive officers and directors of DXP and (iii) all executive officers and directors of DXP as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power, as applicable, over the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock listed below.
	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (2)
NAME & ADDRESS OF BENEFICIAL OWNER (1)	COMMON STOCK	%	SERIES A PREFERRED STOCK	%	SERIES B PREFERRED STOCK	%
David C. Vinson (3)	2,114,630	47.4%			15,000	100.0%

David R. Little (4)	1,385,108	27.3%

J. Michael Wappler (5)	243,085	6.0%

Mac McConnell (6)	182,875	4.4%

Timothy P. Halter, Director (7)	79,431	2.0%

Kenneth H. Miller, Director (8)	26,600	0.7%

Cletus Davis, Director (8)	26,000	0.7%

All executive officers, directors and nominees as a group (7 persons) (9)	4,139,766	69.1%			15,000	100.0%

Bryan Wimberly (10) 1306A Potomac Houston, Texas 77057	325,955	7.9%

Donald E. Tefertiller			374	33.3%

Norman O. Schenk			374	33.3%

Charles E. Jacob			187	16.7%

Ernest E. Herbert			187	16.7%

  Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of April 5, 2004 have been exercised or converted. The business address for all listed beneficial owners is 7272 Pinemont, Houston, Texas, 77040, unless otherwise noted.

  Unless otherwise noted, DXP believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock beneficially owned by them.

  Includes 1,632,177 shares of Common Stock and 15,000 shares of Series B Preferred Stock owned by the Kacey Joyce, Andrea Rae and Nicholas David Little 1988 Trusts (the "Trusts") for which Mr. Vinson serves as trustee. Because of this relationship, Mr. Vinson may be deemed to be the beneficial owner of such shares and the 420,000 shares of Common Stock issuable upon conversion of the 15,000 shares of Series B Preferred Stock held by the Trusts. Also includes 54,000 shares of Common Stock to issuable to Mr. Vinson upon exercise of options.

  Includes 1,075,000 shares of Common Stock issuable to Mr. Little upon exercise of options.
  Includes 58,000 shares of Common Stock issuable to Mr. Wappler upon exercise of options.
  Includes 160,000 shares of Common Stock issuable to Mr. McConnell upon exercise of options.
  Includes 66,000 shares of Common Stock issuable to Mr. Halter upon exercise of options.
  Includes 26,000 shares of Common Stock issuable to each of Mr. Halter and Mr. Davis upon exercise of options.
  See notes (1) through (8)
  As reported on Schedule 13G/A dated December 31, 2003, Mr. Wimberly has sole voting and investment power over all 325,955 shares. Includes 48,800 shares of Common Stock issuable to Mr. Wimberly upon exercise of options.

EXECUTIVE OFFICERS AND COMPENSATION

The following section sets forth the names and background of the named executive officers.

Background of Executive Officers

NAME	OFFICES HELD	AGE
David R. Little	Chairman of the Board, President and Chief Executive Officer	52
Mac McConnell	Senior Vice President/Finance, Chief Financial Officer and Secretary	50
J. Michael Wappler	Senior Vice President/Sales and Marketing	51
David C. Vinson	Senior Vice President/Operations	53

For further information regarding the background of Mr. Little, see "Information Regarding Nominees and Directors - Background of Nominees for Director".

Mac McConnell. Mr. McConnell was elected Senior Vice President/Finance and Chief Financial Officer in September 2000. From February 1998 until September 2000, Mr. McConnell served as Senior Vice President, Chief Financial Officer and a director of Transportation Components, Inc., a NYSE listed distributor of truck parts. From December 1992 to February 1998, he served as Chief Financial Officer of Sterling Electronics Corporation, a NYSE listed electronics parts distributor, which was acquired by Marshall Industries, Inc., in 1998. From 1990 to 1992, Mr. McConnell was Vice President-Finance of Interpak Holdings, Inc., a publicly traded company involved in packaging and warehousing thermoplastic resins. From 1976 to 1990, he served in various capacities, including partner, with Ernst & Young LLP.

J. Michael Wappler. Mr. Wappler was elected Senior Vice President/Sales and Marketing in October 2000. Mr Wappler has served in various capacities with DXP since his employment in 1986, including Senior Vice President/Operations and Vice President/Corporate Development.

David C. Vinson. Mr. Vinson was elected Senior Vice President/Operations in October 2000. From 1996 until October 2000, Mr. Vinson served as Vice President/Traffic, Logistics and Inventory. Mr. Vinson has served in various capacities with DXP since his employment in 1981.

All officers of DXP hold office until the regular meeting of directors following the annual meeting of shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

Compensation Committee Report

The Compensation Committee is composed of Cletus Davis, Timothy Halter and Kenneth Miller. The purpose of the Compensation Committee is to review, approve and make recommendations to the Board on matters regarding the compensation of officers, directors, employees, consultants and agents of DXP and act as the administrative committee for any stock plans of DXP. The Compensation Committee makes its compensation decisions based upon its own research and analysis. DXP is prepared to engage an outside compensation consultant if the Compensation Committee so requests.

The Compensation Committee believes that DXP's success depends upon a highly qualified and stable management team. DXP believes that the stability of a management team is important to its success and has adopted a strategy to (i) compensate its executive officers through a stable base salary set at a sufficiently high level to retain and motivate such officers, (ii) link a portion of their compensation to their individual and DXP's performance and (iii) provide a portion of their compensation in a manner that aligns the financial interests of DXP's executive officers with those of DXP's shareholders.

The major components of DXP's executive compensation program consist of base salary, incentive compensation tied to DXP's performance and equity participation in the form of stock ownership and stock options.

Base Salary

Base salaries for executives are influenced by both objective and subjective criteria. Salaries are determined by reviewing the executive level of responsibility, tenure, prior year compensation and effectiveness of the management team. In setting compensation levels for positions other than the Chief Executive Officer, the Compensation Committee considers recommendations from the Company's Chief Executive Officer. The Compensation Committee believes executive base salaries and incentive compensation for 2003 were reasonable based upon the duties and responsibilities of those executives.

Incentive Compensation

The Compensation Committee believes incentive compensation tied to DXP's performance is a key component of executive compensation. The incentive compensation for the executive officers ranges from 0% to 200% of the cash portion of their annual compensation package. The Compensation Committee believes this type of incentive compensation motivates the executive to focus on the DXP's performance. Additionally, poor performance by DXP results in lower compensation for the executives.

Stock Options

The Compensation Committee believes equity participation is a key component of the executive compensation program. Stock options are granted to executives based upon the officer's past and anticipated contribution to the growth and profitability of DXP. The Compensation Committee also believes that the granting of stock options enhances shareholder value by aligning the financial interests of the executive with those of the shareholders.

Chief Executive Officer's 2003 Compensation

Mr. Little's annual salary for 2003 remained at $270,000, the same as for 2002. Mr. Little's base compensation had not been adjusted in several years. Mr. Little's compensation program includes an incentive bonus of 5% of DXP's profit before tax. This incentive bonus amounted to $161,000 for 2003. The incentive bonus directly links a significant portion of Mr. Little's compensation to DXP's performance. In recognition of the more than 20% increase in DXP's income before taxes in 2003, despite difficult economic conditions, the Compensation Committee awarded Mr. Little a discretionary bonus of $100,000 for 2003.

The undersigned members of the Compensation Committee have submitted this report to the Board.

Kenneth H. Miller, Chairman

Cletus Davis

Timothy P. Halter

Summary of Compensation

Set forth in the following table is certain compensation information concerning our Chief Executive Officer and each of our other most highly compensated executive officers as to whom the total annual salary and bonus for the fiscal year ended December 31, 2003, exceeded $100,000.
SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
Name & Principal Position	Year	Salary (1) $	Bonus (1) $	Securities Underlying Options	All Other Compensation (2) $

David R. Little President and Chief Executive Officer	2003 2002 2001	276,262 279,973 280,335	225,518 131,661 80,010	-- 175,000 100,000	6,000 5,500 5,250

Mac McConnell Senior V.P. Finance and Chief Financial Officer	2003 2002 2001	152,408 152,389 153,779	24,195 19749 12,001	-- -- --	3,016 3,447 2,665

J. Michael Wappler Senior V.P. Sales & Marketing	2003 2002 2001	125,693 126,129 125,722	48,389 39,498 24,003	-- -- 50,000	1,624 3,014 1,410

David C. Vinson Senior V.P. Operations	2003 2002 2001	133,708 133,408 132,774	32,260 26,332 16,002	-- -- 50,000	2,042 3,263 2,479

  Salary information includes base salary and automobile allowance.

  Amounts of "All Other Compensation" reflect matching contributions pursuant to our 401(k) plan.

Stock Option Exercises and December 31, 2003 Stock Option Value Table

The following table shows certain information concerning options exercised during 2003 by the named executive officers and the number and value of unexercised options at December 31, 2003. DXP has not granted stock appreciation rights. The values of unexercised in-the-money stock options at December 31, 2003 as shown below are presented pursuant to Securities and Exchange Commission rules. Any amount realized upon exercise of stock options will depend upon the market price of DXP common stock at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money options reflected in this table will be realized.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Name	Shares Acquired on Exercises (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at FY-End ($) (1) Exercisable/Unexercisable
David R. Little	--	--	1,041,700/33,300	$2,594,936/$102,964
Mac McConnell	--	--	160,000/40,000	$435,520/$108,880
David C. Vinson	--	--	37,350/16,650	$109,486/$51,482
J. Michael Wappler	--	--	41,350/16,650	$115,854/$51,482
(1) Closing price of common stock on December 31, 2003 ($4.092) less exercise price

Stock Performance

The following performance graph compares the performance of DXP Common Stock to the Dow Jones Industrial Services Index and the Nasdaq Composite (US). The graph assumes that the value of the investment in DXP Common Stock and in each index was $100 at December 31, 1998, and that all dividends were reinvested.

TOTAL RETURN TO STOCKHOLDERS
	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
DXP Enterprises	$100	$ 36	$ 9	$ 16	$ 16	$ 61
DJ Industrial Services	$100	$121	$110	$ 97	$ 76	$ 97
Nasdaq Composite	$100	$125	$113	$ 89	$ 61	$ 91

EQUITY COMPENSATION TABLE

The following table provides information regarding shares covered by the Company's equity compensation plans as of December 31, 2003:

Plan category	Number of Shares to be Issued on Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	821,317		$ 2.02	208,683	(1)
Equity compensation plans not approved by shareholders	1,276,000	(2)	1.69	N/A
Total	2,097,317		$ 1.82	208,683

  Included are 145,000, 62,240 and 1,443 shares that may be issued under the DXP Enterprises, Inc. Director Stock Option Plan, the DXP Enterprises, Inc. Long-term Incentive Plan and the DXP Enterprises, Inc. 1999 Employee Stock Option Plan, respectively.

  Included are shares which may be issued under six grants of options. All of the options are fully vested. Options to purchase 359,200 shares at $1.64 per share, 800,000 shares at $1.80 per share, 48,800 at $1.48 per share, 50,000 shares at $0.65 per share, and 9,000 shares at $1.23 per share and 9,000 shares at $1.23 per share expire in 2005, 2005, 2005, 2006, 2011 and 2011, respectively. In January 2004, DXP paid a former officer $100,000 to terminate options to purchase 359,200 shares at $1.64 per share.

Compensation of Directors

DXP pays each non-employee director $2,000 per committee or Board meeting attended, not to exceed $2,000 in the event two or more meetings occur on the same day. In addition, DXP reimburses travel expenses relating to service as a director. During 2003, prior to the November 2003 board meeting, DXP paid each non-employee director $1,000 per committee or board meeting attended, not to exceed $1,500 in the event two or more meetings occurred on the same day. In 2003, Messrs. Davis, Halter and Miller each received $6,500 for attendance at board and committee meetings.

Employment Agreements

The Company has entered into an employment agreement (the "Little Employment Agreement"), effective January 1, 2004, as amended, with Mr. Little. The Little Employment Agreement is for a term of three years, renewable annually for a term to extend three years from such renewal date. The Little Employment Agreement provides for compensation in a minimum amount of $300,000 per annum, to be reviewed at least annually for possible increases, monthly bonuses equal to 5% of the profit before tax of DXP as shown on the books and records of DXP at the end of each month, a $4,000 per month car allowance, and other perquisites in accordance with DXP policy. In the event Mr. Little terminates his employment for "Good Reason" (as defined therein), or is terminated by the Company for other than "Good Cause" (as defined therein), Mr. Little would receive a cash lump sum payment equal to the sum of (i) the base salary for the remainder of the employment period under the Little Employment Agreement, (ii) an amount equal to the sum of the most recent 12 months of bonus paid to him, (iii) two times the sum of his current annual base salary plus the total of the most recent 12 months of bonuses, (iv) all compensation previously deferred and any accrued interest thereon, and any accrued vacation pay not yet paid by the company and (v) continuation of benefits under the Company's benefit plans for the current employment period. Mr. Little is also entitled under the Little Employment Agreement to certain gross-up payments if an excise tax is imposed pursuant to Section 4999 of the Code, which imposes an excise tax on certain severance payments in excess of three times an annualized compensation amount following certain changes in control or any payment of distribution made to him.

DXP has entered into an employment agreement (the "McConnell Employment Agreement"), effective as of October 1, 2000, with Mac McConnell. The McConnell Employment Agreement is for a term of one year, renewable automatically for a one-year term. The McConnell Employment Agreement provides for (i) base salary ("Salary") in the minimum amount of $150,000 per annum, and (ii) other perquisites in accordance with DXP policy. The McConnell Employment Agreement provides for a bonus: Mr. McConnell is entitled to a quarterly bonus of three quarters of one percent of the quarterly profit before tax of DXP, excluding sales of fixed assets and extraordinary items. The aggregate of the quarterly bonuses in any one year may not exceed twice the annual base salary. In the event Mr. McConnell terminates his employment for "Good Reason" (as defined therein), or is terminated by DXP for other than "Cause" (as defined therein), he would receive (i) 12 monthly payments each equal to one month of the current Salary, (ii) a termination bonus equal to the previous four quarterly bonuses and (iii) any other payments due through the date of termination. In the event Mr. McConnell dies, becomes disabled, or terminates the McConnell Employment Agreement with notice or the McConnell Employment Agreement is terminated by DXP for Cause, Mr. McConnell or Mr. McConnell's estate, as applicable, would receive all payments then due him under the McConnell Employment Agreement through the date of termination.

Benefit Plans

Long-Term Incentive Plan

In August 1996, DXP established the Long-Term Incentive Plan (the "LTIP"). The LTIP provides for the grant of stock options (which may be non-qualified stock options or incentive stock options for tax purposes), stock appreciation rights issued independent of or in tandem with such options, restricted stock awards and performance awards to certain key employees. The LTIP is administered by the Compensation Committee.

As of January 1 of each year the LTIP is in effect, if the total number of shares of Common Stock issued and outstanding, not including any shares issued under the LTIP, exceeds the total number of shares of Common Stock issued and outstanding as of January 1 of the preceding year, the number of shares available will be increased by an amount such that the total number of shares available for issuance under the LTIP equals 5% of the total number of shares of Common Stock outstanding, not including any shares issued under the LTIP. Lapsed, forfeited or canceled awards will not count against these limits. Cash exercises of SARs and cash settlement of other awards will also not be counted against these limits but the total number of SARs and other awards settled in cash shall not exceed the total number of shares authorized for issuance under the LTIP (without reduction for issuances). Based on the common shares presently outstanding, 330,000 shares are authorized to be issued under the LTIP, but none were issued in 2003. At April 5, 2004, 62,240 shares were available for grant under the LTIP.

Employee Stock Option Plan

A summary of the 1999 Plan is included herein on page 7.

Director Stock Option Plan

The Board adopted the Director Stock Option Plan on April 19, 1999, which was approved by the shareholders on June 8, 1999. In May 2003 the Board of Directors amended the Director Stock Option Plan to increase the number of options granted under the automatic annual grant. The Director Stock Option Plan, as amended, provides for (i) the grant of options to purchase 5,000 shares of Common Stock to any new non-employee director on the date of his or her election and (ii) the automatic annual grant on July 1 of options to purchase 10,000 shares of Common Stock to non-employee directors. DXP currently has three non-employee directors, each of whom is eligible to receive grants under the Director Stock Option Plan. Under the terms of the Director Stock Option Plan, the exercise price of each option will be the closing sale price of the Common Stock on the date of the grant. Under the Director Stock Option Plan, an aggregate of 200,000 shares of Common Stock have been authorized and reserved for issuance to non-employee directors. At April 5, 2004, 145,000 shares were available for grant under the Director Stock Option Plan.

For the fiscal year ended December 31, 2003, Messrs. Davis, Halter, and Miller each received an option on July 1, 2003 to purchase 10,000 shares of DXP Common Stock, pursuant to the Director Stock Option Plan.

Certain Relationships and Related Transactions

A company wholly owned by Mr. Wappler is reimbursed by DXP for Mr. Wappler's and other DXP employees' business use of a plane owned and operated by such company. During 2003, DXP reimbursed such company for an aggregate of $21,652 for business use of the plane during 2003.

Mr. Vinson is the trustee of three trusts for the benefit of Mr. Little's children, each of which holds 570,932 shares of Common Stock and 5,000 shares of Series B Preferred Stock. Mr. Vinson exercises sole voting and investment power over the shares held by such trusts.

Mr. Little has personally guaranteed up to $500,000 of the obligations of DXP under its credit facility.

In May 2003, Mr. Little purchased a used automobile from DXP for $5,000, the fair market wholesale value per an automobile dealership appraisal.

Prior to 2002, the Board had approved DXP making advances and loans to Mr. Little. As of December 31, 2000, the outstanding advances and loans including accrued interest amounted to $763,897. During April 2001, the bank lender for the credit facility loaned $455,000 to DXP, which in turn was advanced to Mr. Little, who then retired his personal loan with the lender. During 2001 the advances and loans were consolidated into three notes receivable, each bearing a fixed rate of interest of 3.97 percent per annum and due December 30, 2010. Accrued interest is due annually. The notes have not been modified or amended since 2001. The total balance of the notes was $1,251,238 and $1,239,000 at December 31, 2002 and 2003, respectively. During 2003 Mr. Little paid $49,674 of accrued interest and $12,238 of principal to DXP. The largest aggregate balance of the notes outstanding during 2003 was $1,251,238. The total balance of the notes outstanding at April 5, 2004 was $1,239,000. The notes are partially secured by 224,100 shares of DXP common stock, options to purchase 800,000 shares of DXP common stock and real estate.

On March 31, 2004 and as approved by the Board, DXP exchanged two of the notes receivable from Mr. Little with a face value of $338,591, including accrued interest, for 80,619 shares of Common Stock held by three trusts for the benefit of Mr. Little's children. The shares were valued at the $4.20 per share closing market price on March 31, 2004.

Audit Committee Report

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of DXP's financial statements, DXP's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence and the performance of DXP's independent auditors. The Audit committee manages DXP's relationship with its independent auditors (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from DXP for such advice and assistance.

DXP's management has primary responsibility for preparing DXP's financial statements and DXP's financial reporting process. DXP's independent auditors, Hein & Associates LLP, are responsible for expressing an opinion on the conformity of DXP's audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee hereby reports as follows:

  The Audit Committee has reviewed and discussed the audited financial statements with DXP's management.

  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditors' independence.

  Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in DXP's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board.

Cletus Davis, Chairman

Timothy P. Halter

Kenneth H. Miller

PRINCIPAL AUDITOR FEES AND SERVICES

Hein & Associates LLP ("Hein") served as independent auditors for the fiscal year ended December 31, 2003. Hein has been engaged by the Audit Committee to review DXP's unaudited interim financial information before DXP files its Forms 10-Q during 2004. The Audit Committee expects to engage Hein as independent auditors for the year ended December 31, 2004 at its Audit Committee Meeting in May 2004. Representatives of Hein are expected to be present at the annual meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Arthur Andersen LLP ("Andersen") served as independent auditors for the fiscal years ended December 31, 1997 through 2001. In response to Andersen's legal problems, on June 3, 2002 the Audit Committee decided, with the approval of the Board of Directors, that effective June 6, 2002 DXP would no longer engage Andersen as independent auditors and that as of June 7, 2002 Hein would be appointed as independent auditors for the year ended December 31, 2002.

The reports of Andersen on DXP consolidated financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During DXP's fiscal year ended December 31, 2001 and through June 6, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference thereto in connection with its report on DXP's financial statements for such periods; and there were no "reportable events" as such term is used in Item 304(a)(1)(v) of Regulation S-K.

DXP provided Andersen with a copy of the foregoing disclosures. A letter from Andersen was included as Exhibit 16 to Form 8-K, filed June 6, 2002, stating its agreement with such statements.

During the fiscal year ended December 31, 2001 and through June 6, 2002, DXP did not consult Hein & Associates LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Incurred by DXP for Hein & Associates LLP

The following table shows the fees paid or accrued by DXP for the audit and other services provided by Hein & Associates LLP for fiscal 2003 and 2002.

	2003	2002
Audit Fees (1)	$97,500	$92,162
Audit-Related Fees	--	--
Tax Fees (2)	40,890	36,625
All Other Fees	--	--
Total	$138,390	$128,787

The Audit Committee considers the provision of services by Hein not related to the audit of DXP's financial statements and the review of DXP's interim financial statements when evaluating Hein's independence.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by DXP's independent auditors and associated fees up to a maximum for any one non-audit service of $10,000, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting. During 2003 all audit-related and non-audit services were pre-approved by the Audit Committee.

_______________________________

  Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements.

(2) Tax fees represent fees for professional services provided in connection with federal and state tax compliance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires DXP's officers, directors and persons who own more than 10% of a registered class of DXP equity securities to file statements on Form 3, Form 4, and Form 5 with the Securities and Exchange Commission regarding ownership. Officers, directors and greater than 10% stockholders are required by the regulation to furnish us with copies of all Section 16(a) reports which they file. Based solely on a review of copies of such reports furnished to us and written representations from reporting persons that no other reports were required, we believe that all filing requirements were met during the fiscal year ended December 31, 2003, with exceptions noted herein. One Form 4 was filed late by Bryan H. Wimberly to report sales aggregating 35,950 shares of common stock on six days in the period from May 27, 1999 to December 4, 2003.

PROPOSALS FOR NEXT ANNUAL MEETING

Any proposals of shareholders intended to be included in DXP's proxy statement for the 2005 Annual Meeting of Shareholders must be received by DXP at its principal executive offices, 7272 Pinemont, Houston, Texas 77040, no later than January 3, 2005, in order to be included in the proxy statement and form of proxy relating to that meeting.

For any proposal of a shareholder intended to be presented at the 2005 Annual Meeting of Shareholders but not included in DXP's proxy statement for such meeting, the shareholder must provide notice to DXP of the proposal no later than May 1, 2005. These requirements are separate and apart from and in addition to the requirements of federal securities laws with which a shareholder must comply to have a shareholder proposal included in DXP's Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934.

OTHER MATTERS

We know of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

The cost of solicitation of proxies in the accompanying form will be paid by DXP. In addition to solicitation by use of the mails, certain directors, officers or employees, who will not receive any additional compensation for the solicitation of proxies, may solicit the return of proxies by telephone, telegram or personal interview.

APPENDIX A

AUDIT COMMITTEE CHARTER

DXP Enterprises, Inc. - Charter for the Audit Committee of the Board of Directors

  Purpose and Authority

  The Audit Committee (the "Committee") of the Board of Directors (the "Board") of DXP Enterprises, Inc. ("DXP"):

    assists the Board in fulfilling its responsibilities for general oversight of: (1) DXP's financial reporting processes and the audit of DXP's financial statements, including the integrity of DXP's financial statements, (2) DXP's compliance with legal, regulatory and exchange or listing requirements, and (3) the independent auditors' qualifications and independence;

(b) prepares the report required by the proxy rules of the Securities and Exchange Commission (the "SEC") to be included in DXP's annual proxy statement; and

(c) has the additional duties and responsibilities set forth in Section IV below.

The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties, and the Committee shall receive appropriate funding, as determined by the Committee, from DXP for payment of compensation to the outside legal, accounting or other advisors employed by the Committee.

II. Membership

The Committee shall consist of at least three directors, each of whom shall meet the independence and financial expertise requirements of the SEC and the Nasdaq listing standards. In addition, no Committee member may have participated in the preparation of the financial statements of DXP or any of DXP's current subsidiaries at any time during the past three years.

III. Meeting and Procedures

The Committee shall convene at least four times each year, with additional meetings called as the Committee deems appropriate. The Committee Chair is responsible for the agenda, including input from management, staff and other Committee and Board members as appropriate. A majority of the Committee members shall be present to constitute a quorum for the transaction of the Committee's business. The Committee shall meet regularly in separate executive sessions and also in private sessions with each of management, the independent auditors and internal auditors (or other persons carrying on the internal audit function) to facilitate full communication. The Committee shall be given open access to DXP's Board Chairman, DXP executives, independent auditors and internal auditors (or other persons carrying on the internal audit function), as well as DXP's books, records, facilities and other personnel.

IV. Duties and Responsibilities

The primary general responsibility of the Committee is to oversee DXP's financial reporting process on behalf of the Board and to report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that DXP's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of DXP's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by DXP. The independent auditors are responsible for auditing DXP's financial statements, for reviewing DXP's unaudited interim financial statements, and, to the extent required by law, attesting as to management certifications pertaining to the adequacy of DXP's internal controls.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. Within the overall general responsibility the following shall be the principal specific duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate, but shall have them reviewed and approved annually by the Board.

The Committee shall:

1. Review and reassess annually the adequacy of this charter and submit the charter for approval of the full Board.

2. Appoint, evaluate and compensate the independent auditors, which shall report directly to the Committee, and oversee the rotation of the independent auditors' lead (or coordinating) audit and concurring partners at least once every five years and the rotation of other audit partners at least once every seven years, with applicable time-out periods, in accordance with SEC regulations. The Committee shall determine whether to retain or, if appropriate, terminate the independent auditors. The Committee is responsible for recommending the independent auditors for approval by the shareholders, if appropriate. The independent auditors shall report directly to the Committee.

3. Review and approve in advance the scope of the fiscal year's independent audit and the audit fee, establish policies for the independent auditors' activities and any fees beyond the core audit, approve in advance all non-audit services to be performed by the independent auditors that are not otherwise prohibited by the SEC, the Nasdaq listing standards or applicable law and associated fees, and monitor the usage and fees paid to the independent auditors. The Committee may delegate to the Chair of the Committee the authority, with agreed limits, to pre-approve non-audit services not prohibited by the SEC, the Nasdaq listing standards or applicable law to be performed by the independent auditors. The Chair shall report any decisions to pre-approve such services to the full Committee at its next meeting.

4. Review and discuss with the independent auditors their annual written statement delineating all relationships or services between the independent auditors and DXP, or any other relationships or services that may impact their objectivity and independence.

5. Set clear hiring policies for employees or former employees of the independent auditors, and monitor compliance with such policies.

6. Review and discuss with management and the independent auditors:

(a) DXP's annual audited and quarterly financial statements, related disclosures, including DXP's disclosures in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its public filings, and the matters required to be discussed by Statement of Auditing Standards No. 61 or any similar or successor standard.

(b) the results of the independent auditors' audit and the independent auditors' opinion on the annual financial statements;

(c) the independent auditors' judgments on the quality, not just the acceptability, and consistent application of DXP's accounting principles, the reasonableness of significant judgments, clarity of disclosures and underlying estimates in the financial statements;

      changes in accounting principles or application thereof, significant judgment areas, and significant and complex transactions; and

      any disagreements between management and the independent auditors, about matters that individually or in the aggregate could be significant to DXP's financial statements or the independent auditors' report, and any significant difficulties the independent auditors encountered in dealing with management related to the performance of the audit.

7. Review management's analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by DXP (including an analysis of the effect of alternative generally accepted accounting principles ("GAAP") methods) and review with the independent auditors the reports on such subjects delivered pursuant to Section 10A(k) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC.

8. Recommend to the Board whether the audited financial statements should be included in DXP's Annual Report on Form 10-K and whether the unaudited financial statements should be included in DXP's Quarterly Reports on Form 10-Q.

9. Review and discuss earnings press releases.

10. At least annually, obtain from and review a report by the independent auditors describing (a) the independent auditors' internal quality control procedures, and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any governmental or professional inquiry or investigation within the preceding five years regarding any audit performed by the independent auditors, and any steps taken to deal with any such issues.

11. DXP shall provide funding for such independent professional advisors and counsel as the Committee determines are appropriate to carry out its functions hereunder. DXP shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (a) compensation to the independent auditors for services approved by the Committee, (b) compensation to any outside advisors retained by the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

12. Assure that procedures are established for the receipt, retention and treatment of complaints received by DXP on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by DXP's employees of concerns regarding questionable accounting or auditing matters and compliance with DXP's Business Ethics Policy.

13. Receive and, if appropriate, respond to reports of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations of US or state law.

14. Review significant risks or exposures relating to litigation and other proceedings and regulatory matters that may have a significant impact on DXP's financial statements.

15. Review the results of significant investigations, examinations or reviews performed by regulatory authorities and management's response thereto.

    Review and approve all "related party transactions," as defined in applicable SEC rules and Nasdaq listing standards.

    Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

    Consider such other matters regarding DXP's financial affairs, its controls, and the independent audits of DXP as the Committee, in its discretion, may determine to be advisable.

    Report regularly to the Board with respect to the Committee's activities.

DXP ENTERPRISES, INC.

PROXY - ANNUAL MEETING OF SHAREHOLDERS

June 1, 2004

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of Preferred Stock of DXP Enterprises, Inc. ("DXP") hereby appoints David R. Little and Mac McConnell, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Tuesday, June 1, 2004, at 9:00 a.m., Houston time, at the offices of DXP, 7272 Pinemont, Houston, Texas 77040, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

Please mark, sign, date and return to DXP Enterprises, Inc., Attention Mac McConnell, 7272 Pinemont, Houston, Texas, 77040.

(1) ELECTION OF DIRECTORS:

FOR all of the nominees listed below [ ] (except as indicated to the contrary below)	WITHHOLD AUTHORITY [ ] to vote for election of directors
NOMINEES: David R. Little, Cletus Davis, Timothy P. Halter, and Kenneth H. Miller.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.) __________________________________________________

(2) Approval of Amendment to 1999 Employee Stock Option Plan For [ ] Against [ ] Abstain [ ]

(3) In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, and FOR the proposal set forth in Item 2. If any other matter should be presented properly, this proxy will be voted in accordance with the direction of the persons named herein.

Signature of Shareholder(s):	Date: __________________, 2004
Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator trustee or guardian, please give your full title as such.

DXP ENTERPRISES, INC.

PROXY - ANNUAL MEETING OF SHAREHOLDERS

June 1, 2004

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of Common Stock of DXP Enterprises, Inc. ("DXP") hereby appoints David R. Little and Mac McConnell, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Tuesday, June 1, 2004, at 9:00 a.m., Houston time, at the offices of DXP, 7272 Pinemont, Houston, Texas 77040, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.

(continued and to be signed on other side)

(1) ELECTION OF DIRECTORS:

FOR all of the nominees listed below [ ] (except as indicated to the contrary below)	WITHHOLD AUTHORITY [ ]to vote for election of directors

NOMINEES: David R. Little, Cletus Davis, Timothy P. Halter, and Kenneth H. Miller.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.) __________________________________________________
(2) Approval of Amendment to 1999 Employee Stock Option Plan For [ ] Against [ ] Abstain [ ]

(3) In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR the election of the director Nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another Nominee or other nominees to be selected by the Board of Directors, and FOR the proposal set forth in Item 2. If any other matter should be presented properly, this proxy will be voted in accordance with the direction of the persons named herein.

Signature of Shareholder(s):	Date: ________________ 2004
Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Appendix B

DXP ENTERPRISES, INC.

1999 EMPLOYEE STOCK OPTION PLAN

as amended March 3, 2004

TABLE OF CONTENTS

ARTICLE I

PLAN

Purpose 1.1

Term of Plan 1.2

ARTICLE II

DEFINITIONS

Affiliate 2.1

Board 2.2

Change of Control 2.3

Change of Control Value 2.4

Code 2.5

Committee 2.6

Company 2.7

Corporate Change 2.8

Disability 2.9

Employee 2.10

Exchange Act 2.11

Fair Market Value 2.12

Incentive Option 2.13

Mature Shares 2.14

Non-Employee Director 2.15

Nonqualified Option 2.16

Option 2.17

Optionee 2.18

Option Agreement 2.19

Outside Director 2.20

Plan 2.21

Retirement 2.22

Stock 2.23

Ten Percent Stockholder 2.24

Voting Stock 2.25

ARTICLE III

ELIGIBILITY

ARTICLE IV

GENERAL PROVISIONS RELATING TO OPTIONS

Authority to Grant Options 4.1

Dedicated Shares; Maximum Options 4.2

Non-Transferability 4.3

Requirements of Law 4.4

Recapitalization or Reorganization of the Company 4.5

ARTICLE V

OPTIONS

Type of Option 5.1

Exercise Price 5.2

Duration of Options 5.3

Amount Exercisable 5.4

Exercise of Options 5.5

Exercise on Termination of Employment 5.6

Substitution Options 5.7

No Rights as Stockholder 5.8

ARTICLE VI

ADMINISTRATION

ARTICLE VII

AMENDMENT OR TERMINATION OF PLAN

ARTICLE VIII

MISCELLANEOUS

No Establishment of a Trust Fun 8.1

No Employment or Affiliation Obligation 8.2

Forfeiture 8.3

Tax Withholding 8.4

Written Agreement 8.5

Indemnification of the Committee and the Board 8.6

Gender 8.7

Headings 8.8

Other Compensation Plans 8.9

Other Options 8.10

Governing Law 8.11

ARTICLE I

PLAN

Purpose. The Plan is intended to advance the best interests of the Company and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

    Term of Plan. The Plan is effective April 19, 1999, if within one year of that date it shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholders' approval for this action, the approval by the stockholders of that percentage, at a duly-held meeting of stockholders. No Option shall be granted under the Plan after April 19, 2009. The Plan shall remain in effect until all Options under the Plan have been satisfied or expired.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

2.1 "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.2 "Board" means the board of directors of the Company.

2.3 "Change of Control" means the occurrence of any of the following after the date on which the applicable Option is granted:

  a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) shall be filed with the Securities and Exchange Commission pursuant to the Exchange Act and that report discloses that any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding Voting Stock;

  any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any Voting Stock (or any securities convertible into Voting Stock) and, immediately after consummation of that purchase, that person is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding Voting Stock (such person's beneficial ownership to be determined, in the case of rights to acquire Voting Stock, pursuant to paragraph (d) of Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act);

  the consummation of: (x) a merger, consolidation or reorganization of the Company with or into any other person if as a result of such merger, consolidation or reorganization, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such merger, consolidation or reorganization are held in the aggregate by the Optionees of Voting Stock immediately prior to such merger, consolidation or reorganization; (y) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company and its consolidated subsidiaries to any other person if as a result of such sale, lease, exchange or other transfer, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such sale, lease, exchange or other transfer are held in the aggregate by the Optionees of Voting Stock immediately prior to such sale, lease, exchange or other transfer; or (z) a transaction immediately after the consummation of which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act) would be the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of more than 50 percent of the outstanding Voting Stock;

  the stockholders of the Company approve the dissolution of the Company; or

  during any period of 12 consecutive months, the individuals who at the beginning of that period constituted the Board shall cease to constitute a majority of the Board, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least a two-thirds majority of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

2.4 "Change of Control Value" means the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in the merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if a Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. If the consideration offered to stockholders of the Company in any transaction described above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

2.5 "Code" means the Internal Revenue Code of 1986, as amended.

2.6 "Committee" means a committee of at least two persons appointed by the Board. The Committee shall be comprised solely of persons who are both Non-Employee Directors and Outside Directors.

2.7 "Company" means DXP Enterprises, Inc, a Texas corporation.

2.8 "Corporate Change" means that any of the following shall have occurred:

  the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of the Company), the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly owned subsidiary of the Company),

  the Company is to be dissolved and liquidated,

  any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control of more than 50 percent of the shares of the Voting Stock, or as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

2.9 "Disability" means a medically determinable mental or physical impairment which, in the opinion of a physician selected by the Committee, shall prevent the Optionee from engaging in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Optionee was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Optionee receives a military pension; and (d) did not result from an intentionally self-inflicted injury.

2.10 "Employee" means a person employed by the Company or any Affiliate.

2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.12 "Fair Market Value" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, an amount as determined by the Committee in its sole discretion.

2.13 "Incentive Option" means an Option granted under the Plan that is designated as an "Incentive Option" and satisfies the requirements of section 422 of the Code.

2.14 "Mature Shares" means shares of Stock that the Optionee has held for at least six months.

2.15 "Non-Employee Director" means a "non-employee director" as defined in Rule 16b-3 of the Exchange Act.

2.16 "Nonqualified Option" means an Option granted under the Plan other than an Incentive Option.

2.17 "Option" means either an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.

2.18 "Option Agreement" means the written agreement which sets out the terms of an Option.

2.19 "Optionee" means a person to whom an Option is granted under the Plan.

2.20 "Outside Director" means a member of the Board serving on the Committee who qualifies as an outside director as defined in Department of Treasury regulations promulgated under section 162(m) of the Code.

2.21 "Plan" means the DXP Enterprises, Inc. 1999 Employee Stock Option Plan, as set forth in this document and as it may be amended from time to time.

2.22 "Retirement" means the termination of an Employee's employment relationship with the Company and all Affiliates after attaining the age of 65.

2.23 "Stock" means the common stock of the Company, $.01 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

2.24 "Ten Percent Stockholder" means an individual who, at the time the Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

2.25 "Voting Stock" means shares of capital stock of the Company the holders of which are entitled to vote for the election of directors, but excluding shares entitled to so vote only upon the occurrence of a contingency unless that contingency shall have occurred.

ARTICLE III

ELIGIBILITY

The individuals who shall be eligible to receive Incentive Options shall be those key employees of the Company or any of its Affiliates, as the Committee shall determine from time to time. The individuals who shall be eligible to receive Nonqualified Options shall be those persons, including employees, consultants, advisors and directors, who have substantial responsibility for the management and growth of the Company or any of its Affiliates, as the Committee shall determine from time to time. The Board may designate one or more individuals who shall not be eligible to receive an Option under the Plan.

ARTICLE IV

GENERAL PROVISIONS RELATING TO OPTIONS

4.1 Authority to Grant Options. The Committee may grant to those key Employees of the Company or any of its Affiliates and other eligible persons as it shall from time to time determine, Options under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock to be covered by any Option to be granted to any person shall be as determined by the Committee.

4.2 Dedicated Shares; Maximum Options. The total number of shares of Stock with respect to which Options may be granted under the Plan is 900,000. The shares of Stock may be treasury shares or authorized but unissued shares. The total number of shares of Stock with respect to which Incentive Options may be granted under the Plan is 900,000 shares. The maximum number of shares subject to Options which may be issued to any person under the Plan during any calendar year is 125,000 shares. If an Optionee's Option is canceled, the canceled Option continues to be counted against the maximum number of shares of Stock for which Options may be granted to the Optionee under the Plan. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. If any outstanding Option expires or terminates for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

4.3 Non-Transferability. Incentive Options shall not be transferable by the Employee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Employee's lifetime, only by him. Except as specified in the applicable Option agreements or in domestic relations court orders, Nonqualified Options shall not be transferable by the Optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him. In the discretion of the Committee, any attempt to transfer an Option other than under the terms of the Plan and the applicable Option Agreement may terminate the Option.

4.4 Requirements of Law. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under an Optionee, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5 Recapitalization or Reorganization of the Company.

  No Limitations on Company's Rights to Effect Changes. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  Increase or Reduction of Outstanding Shares. If a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Stock, or any other increase or decrease in the number of shares of the Stock outstanding, is effected without receipt of consideration by the Company, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under the Plan shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration by the Company". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option.

  Sale or Merger of the Company Where the Company is Not the Survivor; Dissolution or Liquidation of the Company. In the event of a Corporate Change, no later than (x) ten days after the approval by the stockholders of the Company of the Corporate Change or (y) thirty days after the occurrence of a Corporate Change for which no approval by the stockholder of the Company is required, the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after the Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees(irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Options over the exercise price(s) under such Options for such shares, (3) make any adjustments to Options then outstanding as the Committee deems appropriate, or (4) provide that the number and class of shares of Stock covered by an Optionee theretofore granted shall be adjusted so that such Optionee shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

  Merger of the Company Where the Company is the Survivor. After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Optionee shall be entitled to have his Option appropriately adjusted based on the manner in which the Stock was adjusted under the terms of the agreement of merger or consolidation.

ARTICLE V

OPTIONS

5.1 Type of Option. The Committee shall specify in an Option Agreement whether a given Option is an Incentive Option or a Nonqualified Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which incentive stock options first become exercisable by an Employee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000.00, the Incentive Option shall be treated as a Nonqualified Option. In making this determination, incentive stock options shall be taken into account in the order in which they were granted.

5.2 Exercise Price. The price at which Stock may be purchased under an Incentive Option or Nonqualified Option shall not be less than 100 percent of the Fair Market Value of the shares of Stock on the date the Option is granted. In the case of any Ten Percent Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted. In its discretion, the Committee may provide that the price at which shares of Stock may be purchased under an Option shall be more than the minimum price specified above.

5.3 Duration of Options. No Option shall be exercisable after the expiration of ten years from the date the Option is granted. In the case of a Ten Percent Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

5.4 Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Option Agreement in its sole discretion. If specified in the Option Agreement, an Option will be exercisable in full upon the occurrence of a Change of Control.

5.5 Exercise of Options. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with:

  cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the exercise price under the Option,

  Mature Shares with a Fair Market Value on the date of exercise equal to the exercise price under the Option,

  an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee), and/or any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed.

As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name. If Mature Shares are used for payment by the Optionee, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee. Whenever an Option is exercised by exchanging Mature Shares owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition. The Committee may permit an Optionee to elect to pay the exercise price upon exercise of an Option by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise. An Option may not be exercised for a fraction of a share of Stock.

5.6 Exercise on Termination of Employment.

  Termination of Employment Other Than As a Result of Retirement, Death or Disability. Unless it is expressly provided otherwise in the Option Agreement, an Option shall terminate one day less than three months after the severance of employment or affiliation relationship between the Optionee and the Company and all Affiliates for any reason, with or without cause, other than Retirement, death or Disability. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of an Employee shall be determined by the Committee at that time.

  Retirement. Unless it is expressly provided otherwise in the Option Agreement, an Option shall terminate one day less than one year after the Retirement of the Optionee.

  Death. After the death of the Optionee, his executors, administrators or any persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the earlier of the Option's expiration or one day less than one year after the death of the Optionee, to exercise it, to the extent to which he was entitled to exercise it immediately prior to his death, unless it is expressly provided otherwise in the Option Agreement.

  Disability. If, before the expiration of an Option, the Optionee shall be severed from the employ of or affiliation with the Company and all Affiliates due to Disability, the Option shall terminate on the earlier of the Optionee's expiration date or one day less than one year after the date of his severance due to Disability, unless it is expressly provided otherwise in the Option Agreement. In the event that the Optionee shall be severed from the employ of or affiliation with the Company and all Affiliates for Disability, the Optionee shall have the right prior to the termination of the Option to exercise the Option, to the extent to which he was entitled to exercise it immediately prior to his severance of employment or affiliation due to Disability, unless it is expressly provided otherwise in the Option Agreement.

  Employment With an Entity in a Section 424(a) Transaction. In determining the employment relationship between the Company and/or any Affiliate and an Employee, employment by a corporation issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies shall be considered employment by the Company or an Affiliate.

5.7 Substitution Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

5.8 No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

ARTICLE VI

ADMINISTRATION

The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Options shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

  determine the persons to whom and the time or times at which Options will be granted,

  determine the number of shares and the exercise price of Stock covered in each Option, subject to the terms of the Plan,

  determine the terms, provisions and conditions of each Option, which need not be identical,

  accelerate the time at which any outstanding Option may be exercised,

  define the effect, if any, on an Optionee of the death, disability, retirement, or termination of employment or affiliation relationship between the Optionee and the Company and Affiliates,

  prescribe, amend and rescind rules and regulations relating to administration of the Plan, and make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan. The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

ARTICLE VII

AMENDMENT OR TERMINATION OF PLAN

The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would:

  change the aggregate number of shares of Stock which may be issued under Incentive Options,

  change the class of employees eligible to receive Incentive Options, or decrease the exercise price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

ARTICLE VIII

MISCELLANEOUS

8.1 No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Optionee under the Plan. All Optionees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

8.2 No Employment or Affiliation Obligation. The granting of any Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Optionee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

8.3 Forfeiture. Notwithstanding any other provisions of the Plan, if the Committee finds by a majority vote after full consideration of the facts that the Optionee, before or after termination of his employment or affiliation relationship with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial or other interest, whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Optionee shall forfeit all outstanding Options, and including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the Optionee's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation. The decision of the Committee as to the cause of the Optionee's discharge, the damage done to the Company or an Affiliate, and the extent of the Optionee's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Optionee by the Company or an Affiliate in any manner.

8.4 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option, or lapse of restrictions on Restricted Stock. In the alternative, the Company may require the Optionee to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within ten days after the date of exercise or lapse of restrictions. In the discretion of the Committee, an Optionee may use shares of Stock received by the Optionee upon the exercise of a Nonqualified Option to satisfy any required tax withholding obligations of the Company or an Affiliate that result from the exercise. The Company shall have no obligation upon exercise of any Option until the Company or an Affiliate has received payment sufficient to cover all tax withholding amounts due with respect to that exercise. Neither the Company nor any Affiliate shall be obligated to advise an Optionee of the existence of the tax or the amount which it will be required to withhold.

8.5 Written Agreement. Each Option shall be embodied in a written agreement which shall be subject to the terms and conditions of the Plan and shall be signed by the Optionee and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Optionee, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of the Plan.

8.6 Indemnification of the Committee and the Board. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board, whether or not he continues to be a member of the Committee and/or the Board at the time of incurring the expenses -- including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee and the Board unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board and shall be in addition to all other rights to which a member of the Committee and the Board may be entitled as a matter of law, contract, or otherwise.

8.7 Gender. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

8.8 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

8.9 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

8.10 Other Options. The grant of an Option shall not confer upon the Optionee the right to receive any future Options under the Plan, whether or not Options may be granted to similarly situated Optionees, or the right to receive future Options upon the same terms or conditions as previously granted.

8.11 Governing Law. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas.